EXHIBIT 11


PEOPLES BANCORP INC. ANNUAL REPORT ON FORM 10-K
FOR FISCAL YEAR ENDED DECEMBER 31, 1994


               COMPUTATION OF EARNINGS PER SHARE




                                      Year Ended December 31,
                            ---------------------------------------------
                            1994         1993<F1>      1993<F1>    1992
                                         BEFORE        AFTER
                                         CUMULATIVE    CUMULATIVE
                                         EFFECT OF     EFFECT OF
                                         ACCOUNTING    ACCOUNTING
                                         CHANGES       CHANGES
                            -----        ----------    ----------  ------


PRIMARY EARNINGS PER SHARE
EARNINGS:
Net income                 	$5,748,000 	 	$5,385,000  	$5,071,000 	$4,550,000

COMMON SHARES OUTSTANDING:
Weighted average
 Common Shares outstanding  	2,899,951 	   2,793,962 	 	2,793,962 		2,663,702

Add:  Adjustment for
 outstanding stock options      	9,418 	       3,390        3,390
                             ---------     ---------    ---------   ---------
Total weighted average
 Common Shares outstanding   2,909,369    	2,797,352 	 	2,797,352	 	2,663,702

PRIMARY EARNINGS PER SHARE 	     $1.98 	      	$1.92     	 	$1.81      	$1.71
                                 =====         =====        =====       =====

FULLY DILUTED EARNINGS PER SHARE
EARNINGS:

Net income                 	$5,748,000 	 	$5,385,000  	$5,071,000 	$4,550,000
Add:  Effect of not
 having Convertible
 Subordinated Debenture
 outstanding net of
 tax effect 	 	 	                             21,000 	   	 21,000     117,000

                           	$5,748,000 	 	$5,406,000  	$5,092,000 	$4,667,000

COMMON SHARES OUTSTANDING:
Weighted average Common
 Shares outstanding 	        2,899,951    	2,793,962 	 	2,793,962  	2,663,702

Add:  Shares issued
 assuming conversion of
 Convertible Debentures
 at beginning of period 	 	 	                 44,638 	    	44,638  	 276,120

Add:  Adjustment for
 outstanding stock options 	    12,290 	 	     3,390        3,390
                             ---------     ---------    ---------  ---------
Total weighted average
 Common Shares outstanding 	 2,912,241    	2,841,990 	 	2,841,990 	2,939,822


FULLY DILUTED EARNINGS
  PER SHARE 	                    $1.97 	      	$1.90     	 	$1.79     	$1.59
                                 =====         =====        =====      =====



<F1>  Prior years weighted average shares outstanding adjusted for
2 for 1 stock split issued on April 29, 1994, and a 10% stock dividend issued on April 15, 1993.


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